Exhibit 10.4
AMENDMENT NO. 3 TO
SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE
DATED FEBRUARY 28, 2018

THIS AMENDMENT NO. 3 TO SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE DATED FEBRUARY 28, 2018 (this “Amendment”) is made and entered into as of December 9, 2020, by and between Clayton A. Struve (the “Holder”), and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the “Company”).

WHEREAS, the Company is a party to that certain Senior Secured Convertible Redeemable Debenture dated February 28, 2018, as amended by Amendment No. 2 dated as of May 11, 2020 (as so amended, the “Debenture”) payable to Holder (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debenture);

WHEREAS, the Debenture currently has a Maturity Date of September 30, 2020; and

WHEREAS, the Holder and the Company wish to amend the Debenture to extend the Maturity Date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1. Amendment of Maturity Date. The Maturity Date of the Debenture is hereby amended to March 31, 2021.

2. No Other Changes. Except as specifically set forth in this Amendment, the terms of the Debenture remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

KNOW LABS, INC.

/s/ Ronald P. Erickson

By: Ronald P. Erickson
Its: Chairman

Holder:

/s/ Clayton A. Struve

Clayton A. Struve